Getaround Receives Commitment from Mudrick Capital for Additional $20 Million Financing and Intent to Convert $10 Million of Existing Convertible Debt at $0.25 Per Share

July 9, 2024

SAN FRANCISCO--(BUSINESS WIRE)-- Getaround (NYSE: GETR), the world's first connected carsharing marketplace, today announced it received a written commitment from Mudrick Capital Management L.P. (“Mudrick Capital”) to provide $20 million in additional capital on or prior to July 26, 2024, pursuant to the company’s existing debt facility with Mudrick Capital. Getaround also received written notice from Mudrick Capital of its intention to convert a minimum of $10 million worth of its outstanding 8.00%/9.50% Convertible Senior Secured PIK Toggle Notes due 2027 at an as-adjusted conversion price of $0.25 per share, within 45 days after the Company’s 2024 Annual Stockholder Meeting scheduled to take place on July 31, 2024. The amendment of such conversion price to $0.25 per share is subject to stockholder approval at such annual meeting and required pursuant to the terms of the previously disclosed super priority promissory note between the Company and Mudrick Capital.

“We are grateful for the continued vote of confidence from Mudrick Capital reflected in this additional investment and their stated intention to convert a portion of the outstanding convertible debt as we continue to make significant progress on our path to profitability,” said Eduardo Iniguez, Getaround’s Chief Executive Officer.

About Getaround

Offering a digital experience, Getaround makes sharing cars and trucks simple through its proprietary cloud and in-car Getaround Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience - no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s mission is to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across 8 countries including the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the statements contained in the quotations of our Chief Executive Officer with respect to expectations regarding additional funding and the Company’s progress on its path to profitability may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, including the dilutive effect of future financings, which may cause the actual results, performance or achievements to differ materially from anticipated future results.

These risks and uncertainties include those described in our filings which we make with the SEC from time to time, including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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investors@getaround.com

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press@getaround.com

Source: Getaround